PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of June 22, 2009, is entered into by and between COBANK, ACB a federally chartered instrumentality of the United States (“CoBank”), acting in its capacity as Agent (defined below) on behalf of the Syndication Parties (as defined below) and a Syndication Party, and U.S. PREMIUM BEEF, LLC, a Delaware limited liability company (the “Pledgor”).

RECITALS:

Pursuant to an Amended and Restated Credit Agreement and Security Agreement made as of June 22, 2009 (as amended, modified, supplemented, renewed or restated from time to time, the “Credit Agreement”), made among the Pledgor, the Syndication Parties (as defined in the Credit Agreement), and CoBank, as agent for the Syndication Parties (in such capacity, the “Agent”), the Syndication Parties have agreed to extend certain loans to the Pledgor in aggregate amounts equal to the U.S. Dollar amounts specified in the Credit Agreement (collectively, the “Loans”) on the terms and conditions set out in the Credit Agreement.

In order to induce the Agent and the Syndication Parties to enter into the Credit Agreement, the Pledgor has agreed to enter into this Pledge Agreement.

NOW THEREFORE, for and in consideration of the Loans under the Credit Agreement and any other loan or advance (including any other loan or advance by renewal or extension) or other financial accommodation made or granted to the Pledgor by the Agent or the Syndication Parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Definitions and Interpretation of Agreement.  In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined).  Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

“Agreement” means this Pledge Agreement, as it may be amended, modified or supplemented from time to time, which shall be a Security Document (as defined in the Credit Agreement).

“Default” means the occurrence of an “Event of Default” as defined in the Credit Agreement.

 “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of Colorado from time to time.

A Section is, unless otherwise stated, a reference to a section hereof, as the case may be.  Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other documents made or delivered pursuant hereto.

2.         Pledge.  To secure the prompt and complete payment and performance of the Bank Debt (as defined in the Credit Agreement), the Pledgor pledges, hypothecates, assigns, transfers, sets over and delivers unto the Agent, for the benefit of the Syndication Parties, and grants to the Agent, for the benefit of the Syndication Parties, a continuing security interest in the following (hereinafter collectively called the “Collateral”):

(a)        All of the ownership interests held by Pledgor in National Beef Packing Company, LLC, a Delaware limited liability company, (“National Beef”) at any time, and any certificates representing such ownership interests, all of the right, title and interest of the Pledgor in, to and under its respective percentage interest, shares or units as an owner of National Beef, and all investment property in respect of such ownership interests, including, without limitation, the Pledgor’s interest in (or allocation of) the profits, losses, income, gains, deductions, credits or similar items of National Beef, and the right to receive dividends or distributions of National Beef and all options and warrants for the purchase of ownership interests, all of Pledgor’s right, title and interest to receive payments of principal and interest on any loans and/or other extensions of credit made by the Pledgor National Beef, whether now existing or hereafter arising, whether arising under the terms of the articles, bylaws, certificate of formation, limited liability company agreement or any of the other organization documents of National Beef, or at law or in equity, or otherwise and any and all of the proceeds thereof (all of said ownership interests, certificates and warrants being hereinafter collectively referred to as the “Pledged Interests”), and all distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Interests;

(b)        all other property hereafter delivered to the Agent by the Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(c)        all proceeds of all of the foregoing;

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TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Agent forever, subject, however, to the terms, covenants and conditions hereafter set forth.

3.         Representations, Warranties and Covenants.

(a)        The Pledgor represents and warrants to the Agent that:  (i) the Agent has, or when delivered to the Agent will have, a valid first perfected security interest in the Collateral and the proceeds thereof free of all liens, claims and rights of third parties whatsoever; (ii) all documentary, stamp or other similar taxes or fees owing in connection with the issuance, transfer and/or pledge of the Pledged Interests have been paid and will hereafter be paid by the Pledgor as such become due and payable; (iii) the Pledgor is the lawful owner of the Collateral pledged by it hereunder, with full right to deliver, pledge, assign and transfer such Collateral to the Agent hereunder; (iv) the Collateral represents all of the Pledgor’s interests in National Beef; (v) neither (X) the members nor the managers of National Beef have declared nor (Y) do any of National Beef’s governance agreements expressly provide that any ownership interest is a “security” under Section 8‑103(c) (or similar provision) of the Uniform Commercial Code of the state of its organization, and (Z) all of such interests are uncertificated; and (vi) the execution and delivery of this Agreement and the performance by the Pledgor of its obligations hereunder do not and will not contravene or conflict with any provision of law or of any agreement binding upon or applicable to it or the Collateral and this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ or secured creditors’ rights generally and subject to the qualification that general equitable principles may limit the availability of enforcement of certain remedies, including the remedy of specific performance.

(b)        So long as any Bank Debt remains outstanding, the Pledgor will, unless the Agent shall otherwise consent in writing:  (i) at its sole expense, promptly deliver to the Agent, from time to time upon request of the Agent, such documents, reasonably satisfactory in form and substance to the Agent, with respect to the Collateral as the Agent may reasonably request, to preserve and protect, and to enable the Agent to enforce, its rights and remedies hereunder; (ii) (X) cause National Beef to note in the books and records of National Beef the security interest granted to Agent pursuant to this Agreement, (Y) cause the members and the managers of National Beef to refrain from declaring and not to allow any governance agreement of National Beef to expressly provide that any such ownership interest is a “security” under Section 8‑103(c) (or similar provision) of the Uniform Commercial Code of the state of its organization, and (Z) cause all of such interests to remain uncertificated; (iii) not sell, assign, exchange or otherwise transfer any of its rights to any of the Collateral; (iv) not create or suffer to exist any lien, security interest or other charge, claim, right or encumbrance against, in or with respect to any of the Collateral except for the pledge hereunder and the lien and security interest created hereby (v) not enter into any agreement or permit to exist any restriction with respect to any of its right, title and interest in or to the Collateral other than pursuant hereto and (vi) not take or fail to take any action which would in any manner impair the enforceability of the Agent’s lien and security interest in any of the Collateral.

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4.         Certain Permitted Activities.

(a)        The Agent may, from time to time, and in accordance with the Credit Agreement, without notice to the Pledgor, take any or all of the following actions:  (i) retain or obtain a lien upon, or a security interest in, any property to secure the Bank Debt or any obligation hereunder; (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, with respect to any of the Bank Debt or any obligation hereunder; (iii) extend or renew for any period (whether or not longer than the original period) or alter or exchange any of the Bank Debt, or release or compromise any obligation of the Pledgor or any obligation of any nature of any other obligor with respect to any of the Bank Debt; (iv) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Bank Debt or any obligation hereunder, or create, extend or renew for any period (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (v) during the continuance of a Default following reasonable prior written notice to the Pledgor, resort to the Collateral (without any marshalling) for payment of any of the Bank Debt, whether or not the Agent (A) shall have resorted to any other property securing any of the Bank Debt or any obligation hereunder or (B) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Bank Debt (all of the actions referred to in preceding clauses (A) and (B) being hereby expressly waived by the Pledgor).

(b)        The Agent shall have no right to vote the Pledged Interests or other Collateral or give consents, waivers or ratifications in respect thereof prior to the occurrence of a Default.  During the continuance of a Default, the Pledgor shall have the right to vote any and all of the Pledged Interests and other Collateral pledged by it hereunder and give consents, waivers and ratifications in respect thereof unless and until it receives notice from the Agent that such right has been terminated.

(c)        Upon notice from the Agent to the Pledgor, during the existence of a Default and so long as that Default continues, all rights and powers that the Pledgor is entitled to exercise pursuant to Section 4(b) of this Agreement, and all rights of the Pledgor to receive and retain dividends, interest and payments pursuant to Section 5 of this Agreement, shall immediately cease, and all such rights and powers shall automatically become vested in the Agent, which shall have, during the continuance of the Default, the sole and exclusive authority to exercise such rights and powers, in accordance with the Credit Agreement, and to receive such dividends, interest and payments.  All money or other property, paid or delivered to the Agent pursuant to this subsection, shall be additional Collateral, hereunder.

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(d)        The Pledgor agrees to deliver (properly endorsed when required) to the Agent, promptly upon request of the Agent, such documents as may be necessary for the Agent to exercise its rights under Section 4(c) with respect to the Pledged Interests and other Collateral then or previously owned by the Pledgor.

5.         Dividends, Distributions, etc.  The Agent shall have no right to dividends, distributions or payments made on or in respect of the Collateral prior to the occurrence of a Default.  Upon a Default, and while same is continuing, and in accordance with the Credit Agreement, the Pledgor shall immediately upon demand by Agent, deliver to the Agent all dividends, and all other distributions and payments made on or in respect of the Collateral any time and from time to time.

6.         Default.

(a)        Upon the occurrence of a Default, and in accordance with the Credit Agreement, the Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code or otherwise available to it, including, without limitation, sale, assignment, or other disposal of the Collateral in exchange for cash or credit.  If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the Pledgor at any address of the Pledgor appearing on the records of the Agent.  Any proceeds of any disposition of Collateral shall be applied as provided in Section 7 hereof.  No rights and remedies of the Agent expressed hereunder are intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to all other rights and remedies herein conferred, or conferred upon the Agent under any other agreement or instrument relating to any of the Bank Debt or security therefor or now or hereafter existing at law or in equity or by statute.  No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.  No action of the Agent permitted hereunder shall impair or affect the rights of the Agent in and to the Collateral.

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(b)        (i)         The Pledgor agrees that, in any sale of any of the Collateral when a Default shall have occurred and be continuing, the Agent is authorized to comply with any limitation or restriction in connection with such sale as is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable nor accountable to the Pledgor for any reasonable discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(ii)        The Pledgor further agrees, after a Default shall have occurred and be continuing, and upon written request from the Agent, to (A) deliver to the Agent such information in the Pledgor’s possession or control as the Agent shall reasonably request for inclusion in any offering memorandum or in any preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of such Pledged Interests or other Collateral, which information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make such information not misleading, and (B) do or cause to be done all such other acts and things as may be necessary to make such offer, sale or resale of all or any portion of such Pledged Interests or other Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental agencies or instrumentalities, domestic or foreign, having jurisdiction over any such offer, sale or resale.

Without limiting the foregoing paragraph, if the Agent decides to exercise its right to sell all or any of the Pledged Interests or other Collateral, upon written request, the Pledgor shall furnish or cause to be furnished to the Agent all such information as the Agent may request in order to qualify such Pledged Interests or other Collateral as exempt securities, or the sale or resale of such Pledged Interests or other Collateral as exempt transactions, under federal and state securities laws.  To the extent it is within their control, the Pledgor agrees to allow the Agent and any underwriter access at reasonable times and places to the books, records and premises of National Beef; the Pledgor further agrees to assist the Agent, any underwriter, any agent of any thereof, and any counsel, accountant or other expert for any thereof, in inspection, evaluation, and any other “due diligence” action of or with respect to any such books, records and premises; and the Pledgor further agrees to cause any independent public accountant for National Beef to furnish a letter to the Agent and underwriters in customary form and covering matters of the type customarily covered by letters of accountants for issuers to underwriters.

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Nothing herein shall be construed to be Pledgor’s consent to, or any obligation to undertake, a public offering of any pledged securities.

(c)        Except for payments made by the Pledgor in accordance with the Credit Agreement, all items or amounts, which are received by the Agent from the Pledgor or any other party on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (the “Assignee Deposit Account”) of the Pledgor with the Agent, as security for payment of the Bank Debt.  During the continuance of a Default, the Pledgor shall have no right to withdraw any funds deposited in the Assignee Deposit Account.  The Agent may, from time to time, in its discretion, and shall upon request of the Pledgor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, in accordance with Section 7 hereof, and the Agent may, from time to time, in accordance with the Credit Agreement, release all or any of such balance to the Pledgor.

            The Agent is authorized to endorse, in the name of the Pledgor, any item, howsoever received by the Agent, representing any payment on or other proceeds of any of the Collateral.

7.         Application of Proceeds.  The proceeds of the sale of Collateral sold pursuant to the terms of Section 6 hereof, or, after a Default, the cash held as Collateral hereunder, whether or not deposited in the Assignee Deposit Account, shall be applied by the Agent as follows:

First:  to the Bank Debt in accordance with the Credit Agreement;

Second:  the balance, if any, of such proceeds shall be held by the Agent until this Agreement shall terminate pursuant to Section 14, and if any proceeds shall then remain, such proceeds shall be paid to the Pledgor or such other person as may be entitled thereto, their successors and assigns, or as a court of competent jurisdiction in any pending proceeding may direct.

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8.         Nature of Bank Debt.  The Pledgor acknowledges and agrees that the Pledgor shall be liable for the Bank Debt.  The Pledgor represents and warrants to the Syndication Parties at all times that the extension of credit under the Credit Agreement to the Pledgor directly or indirectly confers a material benefit on the Pledgor.

9.         No Marshalling.  To the extent the Agent holds a security interest in other assets or interests of the Pledgor, nothing contained herein shall require the Agent to proceed against any security interest in any of the assets or interests of the Pledgor prior to enforcing its rights against the Collateral.

10.       Indemnity.  The Pledgor shall indemnify, defend and hold harmless the Agent, the Syndication Parties, their agents, officers and employees, and every attorney appointed pursuant to this Agreement (a) in respect of all liabilities and reasonable expenses incurred by them in good faith in the execution or purported execution of any rights, powers or discretions vested in them pursuant to this Agreement, and (b) for any losses arising in connection with the exercise or purported exercise of any of their rights, powers and discretions hereunder except that the Agent and the Syndication Parties, their agents, officers and employees and each attorney will be liable for any liabilities, expenses and losses which arise as a result of their own willful misconduct or gross negligence.

11.       Filing as a Financing Statement.  The Agent shall be authorized to execute and file such UCC financing statements and other documents (in all public offices reasonably deemed necessary or appropriate by the Agent), and the Pledgor shall do such other acts and things, all as the Agent may from time to time request, to establish and maintain a valid, perfected security interest in the Collateral to secure the payment of the Bank Debt.

12.       Notices.

(a)        All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Pledgor or the Agent, at its address or facsimile number and as set forth in the Credit Agreement, (b) in the case of any Syndication Party, at its address or facsimile number set forth in the Credit Agreement or (c) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Pledgor in accordance with the provisions of this Section 12(a); provided, however, that each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in the Credit Agreement and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section.

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(b)        The Pledgor, the Agent and any Syndication Party may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

13.       Amendments.  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Agent and Pledgor.  Any waiver of any provision of this Agreement, and any consent to any departure by the Pledgor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

14.       Termination of Agreement.  The Pledgor agrees that its pledge hereunder shall, unless sooner terminated by the Agent (notwithstanding, without limitation, that at any time or from time to time all Bank Debt may have been paid in full) terminate only when the Bank Debt (including, without limitation, any and all extensions or renewals of any thereof, any and all interest on any thereof, and any and all expenses incurred by the Agent in seeking to collect any of the Bank Debt and to collect or enforce any rights under the Collateral) have been satisfied in full and all other obligations of the Pledgor hereunder and thereunder have been fully performed, at which time the Agent shall reassign and redeliver (or cause to be reassigned and redelivered) to the Pledgor, or to such Person or Persons as such the Pledgor shall designate, such of the Collateral (if any) pledged hereunder by the Pledgor as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release.  Any such reassignment pursuant to the foregoing provisions shall be without recourse upon, or representation or warranty by, the Agent.

15.       Severability.  Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

16.       Successors and Assigns.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Pledgor and the Agent and their respective successors and permitted assigns, except that (a) the Pledgor shall not have the right to assign its rights or obligations under this Agreement and (b) any assignment by the Agent must be made in compliance of the Credit Agreement.

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17.       CHOICE OF LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

18.      WAIVER OF JURY TRIAL.  THE PLEDGOR AND THE AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

19.       CONSENT TO JURISDICTION.  THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR COLORADO STATE COURT SITTING IN DENVER, COLORADO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY SYNDICATION PARTY TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE PLEDGOR AGAINST THE AGENT OR ANY SYNDICATION PARTY OR ANY AFFILIATE OF THE AGENT OR ANY SYNDICATION PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN DENVER, COLORADO.

20.      Counterparts.  This Agreement may be executed in any number of counterparts, all of which, taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective upon execution by the Pledgor and the Agent.

21.       Miscellaneous.  (a) Except as provided herein, the Pledgor hereby expressly waives:  (i) notice of the acceptance by the Agent of this Agreement, (ii) notice of the existence or creation or non‑payment of all or any of the Bank Debt, (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (iv) all diligence in defense, collection or protection of or realization upon the Bank Debt, any obligation hereunder, or any security for or guaranty of any of the foregoing.

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(b) No action of the Agent permitted hereunder shall in any way affect or impair the rights of the Agent and the obligations of the Pledgor under this Agreement.  The Pledgor hereby acknowledges that there are no conditions to the effectiveness of this Agreement.

(c) All obligations of the Pledgor and rights of the Agent expressed in this Agreement shall be in addition to and not in limitation of those provided in applicable law or in any other written instrument or agreement relating to any of the Bank Debt.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

U.S. PREMIUM BEEF, LLC

By: __________________________

Its: __________________________

COBANK, ACB, in its capacity as Agent

By: __________________________

Its: __________________________

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ACKNOWLEDGMENT OF PLEDGE

The undersigned (the “Company”) acknowledges this Pledge Agreement, consents to the pledge of the Pledged Interests, and shall duly make a notation in its books and records that the Pledged Interests and all ownership and other interests in the Company now or hereafter owned by the Pledgor and all proceeds thereof (the "Collateral") have been pledged to the Agent and that the Agent has a first priority security interest therein.

            In addition, the Company agrees to comply exclusively with instructions originated by the Agent in accordance with the Credit Agreement and the Pledge Agreement with respect to the Pledged Interests and the Collateral without further consent of the Pledgor.  The Company acknowledges that the Agent or any purchaser of the Pledged Interests may become the owner of the Pledged Interests if the Agent exercises its rights and remedies under the Pledge Agreement or the Credit Agreement or both.

NATIONAL BEEF PACKING

COMPANY, LLC

By: __________________________

Its: __________________________

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